Exhibit 10.1

VORNADO REALTY TRUST
2006 OUTPERFORMANCE PLAN

AWARD AGREEMENT

2006 OUTPERFORMANCE PLAN AWARD AGREEMENT made as of date set forth on Schedule A hereto between VORNADO REALTY TRUST, a Maryland real estate investment trust (the “Company”), its subsidiary VORNADO REALTY L.P., a Delaware limited partnership and the entity through which the Company conducts substantially all of its operations (the “Partnership”), and the party listed on Schedule A (the “Grantee”).

RECITALS

A.                                   The Grantee is an employee of, or a consultant or advisor to the Company or one of its affiliates and provides services to the Partnership.

B.                                     The Company has adopted the 2006 Outperformance Plan (the “Outperformance Plan”) pursuant to the Vornado Realty Trust 2002 Omnibus Share Plan, as amended (the “2002 Plan”), to provide certain key employees of and consultants or advisors to the Company or its affiliates, including the Grantee, in connection with their employment or other service relationship with the incentive compensation described in this Award Agreement (this “Agreement”) and thereby provide additional incentive for them to promote the progress and success of the business of the Company and its affiliates, including the Partnership. The Outperformance Plan was adopted by the Compensation Committee (the “Committee”) of the Board of Trustees of the Company (the “Board”) pursuant to authority delegated to it by the Board as set forth in the Committee’s charter, including authority to make grants of equity interests in the Partnership which may, under certain circumstances, become exchangeable for shares of the Company’s Common Shares reserved for issuance under the 2002 Plan, or any successor equity plan (as any such plan may be amended, modified or supplemented from time to time, collectively the “Stock Plan”)) and, upon the Compensation Committee’s recommendation, was also approved by the Board. This Agreement evidences an award to the Grantee under the Outperformance Plan (this “Award”), which is subject to the terms and conditions set forth herein.

C.                                     The Grantee was selected by the Committee to receive this Award and the Committee, effective as of the grant date specified in Schedule A hereto, awarded to the Grantee the participation percentage in the Outperformance Pool (as defined herein) set forth in Schedule A.

NOW, THEREFORE, the Company, the Partnership and the Grantee agree as follows:

1.                                       Administration. The Outperformance Plan and all awards thereunder, including this Award, shall be administered by the Committee, which in the administration of the Outperformance Plan shall have all the powers and authority it has in the administration of the Stock Plan as set forth in the Stock Plan.

2.                                       Definitions. Capitalized terms used herein without definitions shall have the meanings given to those terms in the Stock Plan. In addition, as used herein:

“Additional Share Baseline Value” means, with respect to an Additional Share, the gross proceeds received by the Company or the Partnership upon the issuance of such Additional Share, which amount shall be deemed to equal, as applicable: (A) if such Additional Share is issued in a public offering or private placement, the gross price to the public or to the purchaser(s); and (B) if such Additional Share is issued in exchange for assets or upon the acquisition of another entity, the cash value imputed to such Additional Share for purposes of such transaction by the parties thereto, as determined by the Committee, or, if no such value was imputed, the Common Share Price as of the date of issuance. For the avoidance of doubt, if a Common Share is issued after the Effective Date upon exercise of stock options (whether currently outstanding or granted hereafter ) or in exchange (directly or indirectly) for OPP Units or other Units issued to employees, non-employee trustees, consultants, advisors or other persons or entities as incentive compensation or if such Common Share constitutes a restricted Common Share issued after the Effective Date to employees or other persons or entities in exchange for services provided to the Company, such Common Share will not be considered an Additional Share, and therefore no Additional Share Baseline Value will be attributed thereto.

“Additional Shares” means (without double-counting) the sum of (A) the number of Common Shares plus (B) the product of the Conversion Factor then in effect multiplied by the number of Units (other than those issued to the Company), in the case of each (A) and (B), to the extent issued after March 15, 2006 and on or before the Valuation Date in a capital raising transaction, in exchange for assets or upon the acquisition of another entity, but specifically excluding, without limitation, (i) Common Shares issued upon exercise of stock options or upon the exchange (directly or indirectly) of OPP Units or other Units issued to employees, non-employee trustees, consultants, advisors or other persons or entities as incentive compensation, (ii) restricted Common Shares awarded to employees or other persons or entities in exchange for services provided to the Company, (iii) currently unvested restricted Common Shares awarded to employees or other persons or entities in exchange for services provided to the Company as they become vested, and (iv) Class A Units issued upon conversion of OPP Units or other Units issued to employees, non-employee trustees, consultants, advisors or other persons or entities as compensation (insofar as such shares are not included in “Initial Shares)”. When used in the singular, the term “Additional Share” means a Common Share or Unit issued after March 15, 2006 and included in the definition of “Additional Shares.”

“Aggregate Baseline” means, as of the Valuation Date, an amount representing (without double-counting) the sum of: (A) the Baseline Value multiplied by (i) the Initial Shares, multiplied by (ii) the sum of 100% plus the Target Aggregate Return Percentage; plus (B) with respect to each Additional Share, the product of (i) the Additional Share Baseline Value of such Additional Share, multiplied by (ii) the sum of (x) 100% plus (y) the product of the Target Aggregate Return Percentage multiplied by a fraction the numerator of which is the number of days prior to and including the Valuation Date during which such Additional Share has been outstanding and the denominator of which is the number of days from and including March 15, 2006 to and including the Valuation Date; provided that if the Valuation Date occurs prior to March 14, 2009 as a result of a Change in Control, then for purposes of this definition in connection with the calculation of the Outperformance Pool as of the Valuation Date, then (I) the “Aggregate Baseline” shall be calculated as of the date that such Change of Control is consummated instead of March 14, 2009 and (II) the Aggregate Target Return Percentage to be used in such calculation shall be reduced to 30% multiplied by the CoC Fraction.

“Aggregate Distribution Unit Equivalent” has the meaning set forth in Section 3.

“Aggregate OPP Unit Equivalent” has the meaning set forth in Section 3.

“Aggregate Outperformance Pool” means, as of the Valuation Date, a dollar amount calculated as follows: (A) subtract the Aggregate Baseline from the Total Return, in each case as of the Valuation Date, and (B) multiply the resulting amount (or, if the resulting amount is a negative number, zero) by 10%; provided, however, that in no event shall the Aggregate Outperformance Pool as of the Valuation Date exceed the difference between (i) the Maximum Aggregate Outperformance Pool Amount and (ii) the sum of (I) the Year One Outperformance Pool and (II) the Year Two Outperformance Pool.

“Aggregate Total Unit Equivalent” has the meaning set forth in Section 3.

“Award OPP Units” has the meaning set forth in Section 3.

“Baseline Value” means $89.17, which the Committee has determined is the average Fair Market Value of a Common Share over the thirty (30) trading days immediately preceding the Effective Date.

“Cause” for termination of the Grantee’s employment for purposes of Section 4 means: (A) if the Grantee is a party to a Service Agreement, and “cause” is defined therein, such definition, or (B) if the Grantee is not party to a Service Agreement or the Grantee’s Service

Agreement does not define “cause”: (i) the Grantee’s conviction of, or plea of guilty or nolo contendere to, a felony; (ii) the Grantee’s willful and continued failure to use reasonable best efforts to substantially perform his duties (other than such failure resulting from the Grantee’s incapacity due to physical or mental illness or subsequent to the issuance of a notice of termination by the Grantee for Good Reason) after demand for substantial performance is delivered by the Company in writing that specifically identifies the manner in which the Company believes the Grantee has not used reasonable best efforts to substantially perform his duties; or (iii) the Grantee’s willful misconduct that is materially economically injurious to the Company or to any entity in control of, controlled by or under common control with the Company (a “Company Affiliate”). For purposes of clause (B) of this definition, no act, or failure to act, by the Grantee shall be considered “willful” unless committed in bad faith and without a reasonable belief that the act or omission was in the best interests of the Company or any Company Affiliate. Cause shall not exist under clause (B)(ii) or (B)(iii) above unless and until the Company (I) gives the Grantee reasonable (but in no event less than fifteen (15) days) notice of a meeting with the executive officer(s) to whom the Grantee reports for the purpose of determining whether “cause” for termination exists and an opportunity for the Grantee, together with his or her counsel, to be heard, and (II) delivers to the Grantee a written finding that in the good faith opinion of such executive officer(s), the Grantee was guilty of the conduct set forth in clause (B)(ii) or (B)(iii) and specifying the particulars thereof in detail.

“Change of Control” means:

(a)                                  individuals who, on the Effective Date, constitute the Board (the “Incumbent Trustees”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a trustee subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Trustees then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for trustee, without objection to such nomination) shall be an Incumbent Trustee; provided, however, that no individual initially elected or nominated as a trustee of the Company as a result of an actual or threatened election contest with respect to trustees or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Trustee;  or

(b)                                 any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes, after the Effective Date, a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that an event described in this paragraph (b) shall not be deemed to be a Change in Control if any of following becomes such a beneficial owner:  (A) the Company or any majority-owned subsidiary of the Company (provided that this exclusion applies solely to the ownership levels of the Company or the majority-owned subsidiary), (B) any tax-qualified, broad-based employee benefit plan sponsored or maintained by the Company or any such majority-owned subsidiary, (C) any underwriter temporarily holding securities pursuant to an offering of such securities, (D) any person pursuant to a Non-Qualifying Transaction (as defined in paragraph (c)), (E) (i) any of the partners (as of the Effective Date) in Interstate Properties (“Interstate”) including immediate family members and family trusts or family-only partnerships and any charitable foundations of such partners (the “Interstate Partners”), (ii) any entities the majority of the voting interests of which are beneficially owned by the Interstate Partners, or (iii) any “group” (as described in Rule 13d-5(b)(i) under the Exchange Act) including the Interstate Partners (the persons in (i), (ii) and (iii) shall be individually and collectively referred to herein as, “Interstate Holders”);  or

(c)                                  the consummation of a merger, consolidation, share exchange or similar form of transaction involving the Company or any of its subsidiaries, or the sale of all or substantially all of the Company’s assets (a “Business Transaction”), unless immediately following such Business Transaction (A) more than 50% of the total voting power of the entity resulting from such Business Transaction or the entity acquiring the Company’s assets in such Business Transaction (the “Surviving Corporation”) is beneficially owned, directly or indirectly, by the Interstate Holders or the Company’s shareholders immediately prior to any such Business Transaction, and (B) no person (other than the persons set forth in clauses (A), (B), (C), or (F) of paragraph (b) above or any tax-qualified, broad-based employee benefit plan of the Surviving Corporation or its affiliates) beneficially owns, directly or indirectly, 30% or more of the total voting power of the Surviving Corporation (a “Non-Qualifying Transaction”); or

(d)                                 Board approval of a liquidation or dissolution of the Company, unless the voting common equity interests of an ongoing entity (other than a liquidating trust) are beneficially owned, directly or indirectly, by the Company’s shareholders in substantially the same proportions as such shareholders owned the Company’s outstanding voting common equity interests immediately prior to such liquidation and such ongoing entity assumes all existing obligations of the Company to the Grantee under this Agreement.

“Class A Units” has the meaning set forth in the Partnership Agreement.

“CoC Fraction” means the number of calendar days that have elapsed since the Effective Date to and including the date as of which a Change of Control is consummated, divided by 1,096.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Shares” means shares of the Company’s common shares of beneficial interest, par value $0.04 per share, either currently existing or authorized hereafter.

“Common Share Price” means, as of a particular date, the average of the Fair Market Value of one Common Share over the thirty (30) trading days ending on, and including, such date (or, if such date is not a trading day, the most recent trading day immediately preceding such date).

“Conversion Factor” has the meaning given to that term in the Partnership Agreement (one (1.0) as of the Effective Date).

“Disability” means, unless otherwise provided in the Grantee’s Service Agreement (if any), a disability which renders the Grantee incapable of performing all of his or her material duties for a period of at least 180 consecutive or non-consecutive days during any consecutive twelve-month period.

“Distribution Value” means, as of a particular date of determination, the aggregate amount of distributions paid on one Class A Unit that was outstanding as of the Effective Date between March 15, 2006 and such date of determination adjusted to take into account any distributions in the form of additional Units or other Partnership securities as provided in Section 9 hereof.

“Effective Date” means March 15, 2006.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any given date, the fair market value of a Common Share as determined by the Committee using any reasonable method and in good faith (such determination will be made in a manner that satisfies Section 409A of the Code and in good-faith as required by Section 422(c)(1) of the Code); provided that (A) if Common Shares are admitted to trading on a national securities exchange, the fair market value of a Common Share on any date shall be the closing sale price reported for such share on the exchange on such date on which a sale was reported; (B) if Common Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or a successor quotation system and has been designated as a National Market System (“NMS”) security, fair market value of a Common Share on any date shall be the closing sale price reported for such share on the system on such date on which a sale was reported; and (C) if Common Shares are admitted to quotation on the NASDAQ but have not been designated as an NMS security, fair market value of a Common Share on any such date shall be the average of the highest bid and lowest asked prices for such Common Share on the system on such date on which both the bid and asked prices were reported.

“First Valuation Date” means the earlier of (A) March 14, 2007, or (B) the last day of a 30 consecutive calendar day period during which, on each day in that period, the Year One Outperformance Pool would have reached or exceeded the Maximum Year One Outperformance Pool Amount if such day had been the date of determination of the Year One Outperformance Pool.

“Good Reason” for termination of the Grantee’s employment for purposes of Section 4 means: (A) if the Grantee is a party to a Service Agreement, and “good reason” is defined therein, such definition, or (B) if the Grantee is not party to a Service Agreement or the Grantee’s Service Agreement does not define “good reason,” so long as the Grantee terminates his or her employment within one hundred and twenty (120) days after the Grantee has actual knowledge of the occurrence, without the written consent of the Grantee, of one of the following events that has not been cured within thirty (30) days after written notice thereof has been given by Grantee to the Company: (i) the assignment to the Grantee of duties materially and adversely inconsistent with his or her duties as of the Effective Date or a material and adverse alteration in the nature of the Grantee’s duties and/or responsibilities, reporting obligations, titles or authority; (ii) a material reduction by the Company in the Grantee’s base salary or a failure by the Company to pay any such amounts when due; (iii) the relocation of the Grantee’s own office location to a location more than thirty (30) miles from such location as of the Effective Date without the Grantee’s consent; (iv) any purported termination of Executive’s employment for Cause which is not effected substantially in accordance with the definition thereof; or (v) the Company’s failure to provide benefits comparable to those provided the Grantee as of the Effective Date, other than any such failure which affects all officers of a similar level.

“Initial Shares” means                         Common Shares and Units (other than those held by the Company, with the number of Units multiplied by the Conversion Factor in effect as of March 15, 2006) which are deemed outstanding as of the Effective Date for purposes of the calculations set forth in Section 3 hereof. For the avoidance of doubt, such number (A) includes                        currently vested restricted Common Shares previously granted to employees or other persons or entities in exchange for services provided to the Company and (B) excludes (i) Common Shares issuable upon exercise of stock options or upon the exchange (directly or indirectly) of OPP Units or other Units issued to employees, non-employee trustees, consultants, advisors or other persons or entities as incentive compensation, and (ii) currently unvested restricted Common Shares.

“Maximum Aggregate Outperformance Pool Amount” means $100,000,000.

“Maximum Year One Outperformance Pool Amount” means $20,000,000.

“Maximum Year Two Outperformance Pool Amount” means $40,000,000.

“OPP Units” means LTIP Units, as such term is defined in the Partnership Agreement, awarded under the Outperformance Plan having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption set forth in the Partnership Agreement.

“Participation Percentage” means the Grantee’s share of the Outperformance Pool as set forth on Schedule A hereto.

“Partnership Agreement” means the Agreement of Limited Partnership of the Partnership, dated as of October 20, 1997, among the Company, as general partner, and the limited partners who are parties thereto, as amended from time to time.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, other entity or “group” (as defined in the Exchange Act).

“Second Valuation Date” means the earlier of (A) March 14, 2008, or (B) the last day of a 30 consecutive calendar day period during which, on each day in that period, the Year Two Outperformance Pool would have reached or exceeded the Maximum Year Two Outperformance Pool Amount if such day had been the date of determination of the Year Two Outperformance Pool.

“Service Agreement” means, as of a particular date, any employment, consulting or similar service agreement then in effect between the Grantee, on the one hand, and the Company or one of its affiliates, on the other hand, as amended or supplemented through such date.

“Target Aggregate Return Percentage” means 30%, except as otherwise defined for purposes of the definition of Aggregate Baseline in certain circumstances, as described in such definition.

“Target Year One Return Percentage” means 10%.

“Target Year Two Return Percentage” means 20%.

“Total Return” means (without double-counting), as of a particular date, an amount equal to the sum of (A) the Total Shares as of such date multiplied by the Common Share Price as of such date, plus (B) an amount equal to the sum of the total dividends and other distributions actually paid between March 15, 2006 and such date including dividends and distributions paid in the form of additional Common Shares or Units, as well as other property or securities and the proceeds thereof), in respect of (i) the Initial Shares and (ii) the Additional Shares if and to the

extent that such Additional Shares were outstanding on the record date with respect to the applicable dividend or distribution so paid.

“Total Shares” means (without double-counting), as of a particular date of determination, the sum of: (A) the Common Shares included in the Initial Shares, plus (B) the Common Shares included in the Additional Shares, plus (C) the Units included in Initial Shares and in Additional Shares (other than those held by the Company), except that such Units shall be multiplied by the Conversion Factor in effect on such date of determination and not the Conversion Factor (if different) used in the definition of “Initial Shares” or “Additional Shares.”

“Units” means all Partnership Units (as defined in the Partnership Agreement), including Class A Units, that are outstanding or are issuable upon the conversion, exercise, exchange or redemption of any securities of any kind convertible, exercisable, exchangeable or redeemable for Partnership Units; provided that all Units that are not convertible into or exchangeable for Class A Units shall be excluded from the definition of “Units.”

“Valuation Date” means the earliest of (A) March 14, 2009, (B) the date upon which a Change of Control shall occur, and (C) the last day of a 30 consecutive calendar day period during which, on each day in that period, the Aggregate Outperformance Pool would have reached or exceeded the Maximum Aggregate Outperformance Pool Amount if such day had been the date of determination of the Aggregate Outperformance Pool.

“Year One Baseline” means, as of the First Valuation Date, an amount representing (without double-counting) the sum of: (A) the Baseline Value multiplied by (i) the Initial Shares, and (ii) the sum of 100% plus the Target Year One Return Percentage; plus (B) with respect to each Additional Share, the product of (i) the Additional Share Baseline Value of such Additional Share, multiplied by (ii) the sum of (x) 100% plus (y) the product of the Target Year One Return Percentage multiplied by a fraction the numerator of which is the number of days prior to and including March 14, 2007 during which such Additional Share has been outstanding and the denominator of which is 365.

“Year One OPP Unit Equivalent” has the meaning set forth in Section 3.

“Year One Outperformance Pool” means, as of the First Valuation Date, a dollar amount calculated as follows: subtract the Year One Baseline from the Total Return, in each case as of the First Valuation Date, and multiply the resulting amount (or, if the resulting amount is a negative number, zero) by 10%; provided, however, that in no event shall the Year One Outperformance Pool as of the First Valuation Date exceed the Maximum Year One Outperformance Pool.

“Year Two Baseline” means, as of the Second Valuation Date, an amount representing (without double-counting) the sum of: (A) the Baseline Value multiplied by (i) the Initial Shares, and (ii) the sum of 100% plus the Target Year Two Return Percentage; plus (B) with respect to each Additional Share, the product of (i) the Additional Share Baseline Value of such Additional Share, multiplied by (ii) the sum of (x) 100% plus (y) the product of the Target Year Two Return Percentage multiplied by a fraction the numerator of which is the number of days prior to and including March 14, 2008 during which such Additional Share has been outstanding and the denominator of which is 730.

“Year Two OPP Unit Equivalent” has the meaning set forth in Section 3.

“Year Two Outperformance Pool” means, as of the Second Valuation Date, a dollar amount calculated as follows: subtract the Year Two Baseline from the Total Return, in each case as the Second Valuation Date, and multiply the resulting amount (or, if the resulting amount is a negative number, zero) by 10%; provided, however, that in no event shall the Year Two Outperformance Pool as of the Second Valuation Date exceed the difference between (A) the Maximum Year Two Outperformance Pool and (B) the Year One Outperformance Pool.

3.                                       Outperformance Award.

(a)                                  On the terms and conditions set forth in this Agreement, as well as the terms and conditions of the Stock Plan, the Grantee is hereby granted this Award consisting of the participation percentage in the Outperformance Pool set forth on Schedule A hereto, which is incorporated herein by reference. Capitalized terms used herein and not otherwise defined have the meanings provided on Schedule A hereto. The Grantee’s Award, if and when earned, shall be denominated in and settled through the issuance of OPP Units in a number calculated to result in the Grantee receiving a value equal to the Grantee’s participation percentage in the Year One Outperformance Pool, Year Two Outperformance Pool and Aggregate Outperformance Pool, as applicable (collectively, “Award OPP Units”) as of the applicable valuation date pursuant to the calculations set forth in this Section 3. The timing of issuance of Award OPP Units to the Grantee pursuant to this Award is within the full and exclusive control of the Committee, so long as such issuance occurs on or prior to the applicable date as of which calculations are to be made pursuant to this Section 3. Without limiting the discretion of the Committee, Award OPP Units may be issued to the Grantee as of the date of this Agreement or from time to time thereafter, based on a determination by the Committee of the extent to which the performance objectives established under the Outperformance Plan have been achieved or otherwise. Award OPP Units, when issued, shall constitute and be treated as the property of the Grantee, subject to the terms of this Agreement and the Partnership Agreement. The issuance of Award OPP Units to the Grantee pursuant to this Award shall be set forth in minutes of the meetings of the Committee and communicated to the Grantee in writing promptly after the approval thereof by the Committee. Award OPP Units will be: (A) subject to forfeiture or increase to the extent provided in this Section 3 as set forth below; and (B) subject to vesting as provided in Section 4 and Section 8 hereof. In connection with each subsequent issuance of Award OPP Units, if any, the Grantee shall execute and deliver to the Company and the Partnership such documents, comparable to the documents executed and delivered in connection with this Agreement, as the Company and/or the Partnership reasonably request in order to comply with all applicable legal requirements, including, without limitation, federal and state securities laws.

(b)                                 As soon as practicable following the First Valuation Date, but as of the First Valuation Date, the Committee will determine the Year One Outperformance Pool (if any) and then perform the following calculations with respect to this Award: multiply (w) the Year One Outperformance Pool calculated as of the First Valuation Date by (x) the Grantee’s Participation Percentage, and then divide the result by the product of (y) the Common Share Price calculated as of the First Valuation Date multiplied by (z) the Conversion Factor on the First Valuation Date; the resulting number is hereafter referred to as the “Year One OPP Unit Equivalent.”  A number of Award OPP Units equal to the Year One OPP Unit Equivalent shall thereafter no longer be subject to forfeiture pursuant to this Section 3, but shall still be subject to vesting pursuant to Section 4 hereof. If the Year One OPP Unit Equivalent is smaller than the number of Award OPP Units previously issued to the Grantee pursuant to Section 3(a) hereof, then the balance of the Award OPP Units shall continue to be subject to forfeiture pursuant to this Section 3. If the Year One OPP Unit Equivalent is greater than the number of Award OPP Units previously issued to the Grantee pursuant to Section 3(a) hereof, then, upon the performance of the calculations set forth in this Section 3(b): (A) the Company shall cause the Partnership to issue to the Grantee, as of the First Valuation Date, a number of additional OPP Units equal to the difference; (B) such additional OPP Units shall be added to the Award OPP Units previously issued, if any, and thereby become part of this Award; (C) the Company and the Partnership shall take such corporate and partnership action as is necessary to accomplish the grant of such additional OPP Units; (D) the Grantee shall execute and deliver in connection with such grant such documents, comparable to the documents executed and delivered in connection with this Agreement, as the Company and/or the Partnership reasonably request in order to comply with all applicable requirements, including, without limitation, federal and state securities laws; and (E) thereafter the term Award OPP Units will refer collectively to the Award OPP Units, if any, issued prior to such additional grant plus such additional OPP Units.

(c)                                  As soon as practicable following the Second Valuation Date, but as of the Second Valuation Date, the Committee will determine the Year Two Outperformance Pool (if any) and then perform the following calculations with respect to this Award: multiply (w) the Year Two Outperformance Pool calculated as of the Second Valuation Date by (x) the Grantee’s Participation Percentage, and then divide the result by the product of (y) the Common Share Price calculated as of the Second Valuation Date multiplied by (z) the Conversion Factor on the Second Valuation Date; the resulting number is hereafter referred to as the “Year Two OPP Unit Equivalent.”  A number of Award OPP Units equal to the Year Two OPP Unit Equivalent shall thereafter no longer be subject to forfeiture pursuant to this Section 3, but shall still be subject to vesting pursuant to Section 4 hereof. If the Year Two OPP Unit Equivalent is smaller than the number of Award OPP Units previously issued to the Grantee pursuant to Section 3(a) hereof (including the Year One OPP Unit Equivalent, if any), then the balance of the Award OPP Units shall continue to be subject to forfeiture pursuant to this Section 3. If the Year Two OPP Unit Equivalent is greater than the number of Award OPP Units previously issued to the Grantee pursuant to Section 3(a) hereof (including the Year One OPP Unit Equivalent, if any), then, upon the performance of the calculations set forth in this Section 3(c): (A) the Company shall cause the Partnership to issue to the Grantee, as of the Second Valuation Date, a number of additional OPP Units equal to the difference; (B) such additional OPP Units shall be added to the Award OPP Units previously issued, if any, and thereby become part of this Award; (C) the Company and the Partnership shall take such corporate and partnership action as is necessary to accomplish the grant of such additional OPP Units; (D) the Grantee shall execute and deliver in connection with such grant such documents, comparable to the documents executed and delivered in connection with this Agreement, as the Company and/or the Partnership reasonably request in order to comply with all applicable requirements, including, without limitation, federal and state securities laws; and (E) thereafter the term Award OPP Units will refer collectively to the Award OPP Units, if any, issued prior to such additional grant plus such additional OPP Units.

(d)                                 As soon as practicable following the Valuation Date, but as of the Valuation Date, the Committee will determine the Aggregate Outperformance Pool (if any) and then perform the following calculations with respect to this Award:

(i)                                                 multiply (w) the Aggregate Outperformance Pool calculated as of the Valuation Date by (x) the Grantee’s Participation Percentage, and then divide the result by the product of (y) the Common Share Price calculated as of the Valuation Date multiplied by (z) the Conversion Factor as of the Valuation Date; the resulting number is hereafter referred to as the “Aggregate OPP Unit Equivalent”;

(ii)                                              multiply (w) the sum of (I) the Aggregate OPP Unit Equivalent plus (II) the Year One OPP Unit Equivalent plus (III) the Year Two OPP Units Equivalent by (x) the Distribution Value as of the Valuation Date, and then divide the result by the product of (y) the Common Share Price calculated as of the Valuation Date multiplied by (z) the Conversion Factor on the Valuation Date; the resulting number is hereafter referred to as the “Aggregate Distribution Unit Equivalent”; and

(iii)                                           add the Aggregate OPP Unit Equivalent to the Aggregate Distribution Unit Equivalent; the resulting number is hereafter referred to as the “Aggregate Total Unit Equivalent”.

If the Aggregate Total Unit Equivalent is smaller than the number of Award OPP Units previously issued to the Grantee pursuant to Section 3(a) hereof (including the Year One Total Unit Equivalent and Year Two Total Unit Equivalent, if any), then the Grantee, as of the Valuation Date, shall forfeit a number of Award OPP Units equal to the difference, and thereafter the term Award OPP Units will refer only to the remaining Award OPP Units that were not so forfeited. If the Aggregate Total Unit Equivalent is greater than the number of Award OPP Units previously issued to the Grantee pursuant to Section 3(a) hereof (including the Year One Total Unit Equivalent and Year Two Total Unit Equivalent, if any), then, upon the performance of the calculations set forth in this Section 3(d): (A) the Company shall cause the Partnership to issue to the Grantee, as of the Valuation Date, a number of additional OPP Units equal to the difference; (B) such additional OPP Units shall be added to the Award OPP Units previously issued, if any, and thereby become part of this Award; (C) the Company and the Partnership shall take such corporate and partnership action as is necessary to accomplish the grant of such additional OPP Units; (D) the Grantee shall execute and deliver in connection with such grant such documents, comparable to the documents executed and delivered in connection with this Agreement, as the Company and/or the Partnership reasonably request in order to comply with all applicable requirements, including, without limitation, federal and state securities laws; and (E) thereafter the term Award OPP Units will refer collectively to the Award OPP Units, if any, issued prior to such additional grant plus such additional OPP Units. If the Total Unit Equivalent is the same as the number of Award OPP Units previously issued to the Grantee pursuant to Section 3(a) hereof (including the Year One Total Unit Equivalent and Year Two Total Unit Equivalent, if any), then there will be no change to the number of Award OPP Units under this Award pursuant to this Section 3.

4.                                       Termination of Grantee’s Service Relationship; Vesting; Change of Control.

(a)                                  If the Grantee is a party to a Service Agreement and ceases to be an employee of the Company or its affiliates, the provisions of Sections 4(b), 4(c) and 4(d) shall govern the treatment of the Grantee’s Award OPP Units exclusively, unless the Service Agreement contains provisions that expressly refer to this Section 4(a) and provides that those provisions of the Service Agreement shall instead govern the treatment of the Grantee’s Award OPP Units. The foregoing sentence will be deemed an amendment to any applicable Service Agreement to the extent required to apply its terms consistently with this Section 4, such that, by way of illustration, any provisions of the Service Agreement with respect to accelerated vesting or payout of the Grantee’s bonus or incentive compensation awards in the event of certain types of terminations of Grantee’s service relationship with the Company (such as, for example, termination at the end of the term, termination without Cause by the employer or termination for Good Reason by the employee) shall not be interpreted as requiring that any calculations set forth in Section 3 hereof be performed, or vesting occur with respect to this Award other than as specifically provided in this Section 4.

(b)                                 In the event of termination of the Grantee’s employment by the Company without Cause or by the Grantee with Good Reason (a “Qualified Termination) prior to the Valuation Date then (i) with respect to the Grantee only the calculations provided in Section 3(d) hereof shall be performed with respect to this Award effective as of the date of the Qualified Termination as if a Change of Control had occurred (with respect to the Grantee only) on such date, (ii) all of the Award OPP Units that (A) have previously become non-forfeitable pursuant to Sections 3(b) or 3(c) hereof and/or (B) become no longer subject to forfeiture as a result of the foregoing calculations pursuant to Section 3(d) hereof shall automatically and immediately vest, and (iii) this Agreement shall then automatically terminate and no further calculations pursuant to Section 3 hereof shall be performed. In the event of a Qualified Termination on or after the Valuation Date, then all of the Grantee’s Award OPP Units that have ceased to be subject to forfeiture pursuant to Section 3 hereof, but remain unvested as of the time of such Qualified Termination shall automatically and immediately vest. This Agreement shall automatically terminate effective as of the date of such Qualified Termination after giving effect to this Section 4(b). Notwithstanding the foregoing, in the event any payment to be made hereunder after giving effect to this Section 4(b) is determined to constitute “nonqualified deferred compensation” subject to Section 409A of the Code, then, to the extent the Grantee is a “specified employee” under Section 409A of the Code subject to the six-month delay thereunder, any such payments to be made during the six-month period commencing on the Grantee’s “separation from service” (as defined in Section 409A of the Code) shall be delayed until the expiration of such six-month period.

(c)                                  In the event of a termination of employment by reason of death or Disability, the provisions of Section 8 hereof shall apply.

(d)                                 In the event of a termination of employment other than a Qualified Termination or by reason of death or Disability, this Agreement shall automatically terminate effective as of the date of such termination and all Award OPP Units except for those that both (i) have ceased to be subject to forfeiture pursuant to Section 3 hereof and

(ii) are then vested pursuant to Section 4(e) hereof shall automatically and immediately be forfeited by the Grantee.

(e)                                  Subject to Sections 4(a), 4(b), 4(c), 4(d) and 8 hereof and the last sentence of this Section 4(e), the Grantee’s Award OPP Units (including the Year One OPP Unit Equivalent and Year Two OPP Unit Equivalent, if any) not forfeited pursuant to Section 3 hereof shall become vested as follows: (i) thirty-three and one-third percent (33.34%) of such Award OPP Units shall become vested on March 14, 2009; and (ii) an additional thirty-three and one-third percent (33.33%) of such Award OPP Units shall become vested on each of March 14, 2010 and March 14, 2011; provided, however, that all unvested Award OPP Units that have not previously been forfeited pursuant to Section 3 hereof shall vest immediately upon the occurrence of a Change of Control. For the avoidance of doubt, the vesting of the Award OPP Units pursuant to this Section 4(e) shall be independent from, and in no way effect, the calculations set forth in Section 3 hereof. To the extent that Schedule A provides for amounts or schedules of vesting that conflict with the provisions of this Section 4(e), the provisions of Schedule A will govern.  Notwithstanding anything to the contrary in this Agreement, the portion of the Aggregate Distribution Unit Equivalent calculated pursuant to Section3(d)(ii) that is attributable to the Dividend Value associated with the Year One OPP Unit Equivalent and/or the Year Two OPP Unit Equivalent shall not be subject to vesting pursuant to this Section 4(e), but shall be immediately and automatically vested as soon as the calculation provided in Section 3(d)(ii) is performed.

5.                                       Payments by Award Recipients. No amount shall be payable to the Company or the Partnership by the Grantee at any time in respect of this Award.

6.                                       Distributions. The holder of the Award OPP Units shall be entitled to receive distributions with respect to such Award OPP Units to the extent provided for in the Partnership Agreement, as modified hereby, if applicable. The Distribution Participation Date (as defined in the Partnership Agreement) shall be the Valuation Date, except that if the provisions of Section 4(b) or Section 8(a) hereof become applicable to the Grantee, the Distribution Participation Date for the Grantee shall be accelerated to the date the calculations provided in such provisions are performed with respect to the Award OPP Units that are no longer subject to forfeiture.

7.                                       Restrictions on Transfer. None of the Award OPP Units shall be sold, assigned, transferred, pledged or otherwise disposed of or encumbered (whether voluntarily or involuntarily or by judgment, levy, attachment, garnishment or other legal or equitable proceeding) (each such action a “Transfer”), or redeemed in accordance with the Partnership Agreement (a) prior to vesting and (b) unless such Transfer is in compliance with all applicable securities laws (including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”)), and such Transfer is in accordance with the applicable terms and conditions of the Partnership Agreement. In connection with any Transfer of Award OPP Units, the Partnership may require the Grantee to provide an opinion of counsel, satisfactory to the Partnership, that such Transfer is in compliance with all federal and state securities laws (including, without limitation, the Securities Act). Any attempted Transfer of Award OPP Units not in accordance with the terms and conditions of this Section 7 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any OPP Units as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of any OPP Units. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

8.                                       Death or Disability.

(a)                                  Notwithstanding any other provision herein, but subject to Section 8(c) below, if, prior to the Valuation Date, the Grantee shall cease to be an employee of the Company and its affiliates as a result of his or her death or Disability, then (i) with respect to the Grantee only the calculations provided in Section 3(d) hereof shall be performed with respect to this Award immediately upon such cessation as if a Change of Control had occurred (with respect to the Grantee only) on the date of his or her death or termination by reason of Disability, (ii) all of the Award OPP Units that (A) have previously become non-forfeitable pursuant to Sections 3(b) or 3(c) hereof and/or (B) become no longer subject to forfeiture as a result of such calculations pursuant to Section 3(d) hereof shall automatically and immediately vest, and (iii) this Agreement shall then automatically terminate and no further calculations pursuant to Section 3 hereof shall be performed.

(b)                                 Notwithstanding any other provision herein, but subject to Section 8(c) hereof, if, on or after the Valuation Date, the Grantee shall cease to be an employee, consultant or advisor, as applicable, of the Company as a result of his death or Disability, then all of the Grantee’s Award OPP Units shall automatically and immediately vest.

(c)                                  Notwithstanding Sections 8(a) and 8(b) hereof, in the event of any conflict between the provisions of the Grantee’s Service Agreement, if any, and the provisions of this Agreement with respect to death or Disability, the provisions of such Service Agreement shall govern the treatment of the Grantee’s Award OPP Units in the event of death or Disability. As further provided in Section 10(k) hereof, nothing herein shall imply that any employment agreement exists between the Grantee and the Company or its affiliates.

9.                                       Changes in Capital Structure. If (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or other transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, significant repurchases of stock, or other similar change in the capital structure of the Company, or any extraordinary dividend or other distribution to holders of Common Shares or Class A Units other than regular cash dividends shall occur, or (iii) any other event shall occur that in each case in the good faith judgment of the Committee necessitates action by way of appropriate equitable adjustment in the terms of this Award, the Outperformance Plan or the OPP Units, then the Committee shall take such action as it deems necessary to maintain the

Grantee’s rights hereunder so that they are substantially proportionate to the rights existing under this Award, the Outperformance Plan and the terms of the OPP Units prior to such event, including, without limitation: (A) adjustments in the Award OPP Units, Additional Shares, Initial Shares, Year One Baseline Value, Year Two Baseline Value, Aggregate Baseline Value, Distribution Value, Common Share Price, Maximum Aggregate Outperformance Pool Amount, Total Shares, Total Return or other pertinent terms of this Award; and (B) substitution of other awards under the Stock Plan or otherwise.

10.                                 Miscellaneous.

(a)                                  Amendments. This Agreement may be amended or modified only with the consent of the Company and the Partnership acting through the Committee; provided that any such amendment or modification materially and adversely affecting the rights of the Grantee hereunder must be consented to by the Grantee to be effective as against him. Notwithstanding the foregoing, this Agreement may be amended in writing signed only by the Company to correct any errors or ambiguities in this Agreement and/or to make such changes that do not materially adversely affect the Grantee’s rights hereunder. This grant shall in no way affect the Grantee’s participation or benefits under any other plan or benefit program maintained or provided by the Company.

(b)                                 Incorporation of Stock Plan; Committee Determinations. The provisions of the Stock Plan are hereby incorporated by reference as if set forth herein. In the event of a conflict between this Agreement and the Stock Plan, the Stock Plan shall govern. The Committee will make the determinations and certifications required by this Award as promptly as reasonably practicable following the occurrence of the event or events necessitating such determinations or certifications. In the event of a Change of Control, the Committee will make such determinations within a period of time that enables the Company to make any payments due hereunder not later than the date of consummation of the Change of Control.

(c)                                  Status as a Partner. As of the grant date set forth on Schedule A, the Grantee shall be admitted as a partner of the Partnership with beneficial ownership of the number of Award OPP Units issued to the Grantee as of such date pursuant to Section 3 hereof by: (A) signing and delivering to the Partnership a copy of this Agreement; and (B) signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Exhibit A). The Partnership Agreement shall be amended from time to time as applicable to reflect the issuance to the Grantee of Award OPP Units pursuant to Section 3 hereof, if any, whereupon the Grantee shall have all the rights of a Limited Partner of the Partnership with respect to the number of OPP Units then held by the Grantee, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified herein and in the Partnership Agreement.

(d)                                 Status of OPP Units under the Stock Plan. Insofar as the Outperformance Plan has been established as an incentive program of the Company and the Partnership, the Award OPP Units are both issued as equity securities of the Partnership and granted as awards under the Stock Plan. The Company will have the right at its option, as set forth in the Partnership Agreement, to issue Common Shares in exchange for Units into which Award OPP Units may have been converted pursuant to the Partnership Agreement, subject to certain limitations set forth in the Partnership Agreement, and such Common Shares, if issued, will be issued under the Stock Plan. The Grantee must be eligible to receive the Award OPP Units in compliance with applicable federal and state securities laws and to that effect is required to complete, execute and deliver certain covenants, representations and warranties (attached as Exhibit B). The Grantee acknowledges that the Grantee will have no right to approve or disapprove such determination by the Committee.

(e)                                  Legend. The records of the Partnership evidencing the Award OPP Units shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such OPP Units are subject to restrictions as set forth herein and in the Partnership Agreement.

(f)                                    Compliance With Law. The Partnership and the Grantee will make reasonable efforts to comply with all applicable securities laws. In addition, notwithstanding any provision of this Agreement to the contrary, no OPP Units will become vested or be paid at a time that such vesting or payment would result in a violation of any such law.

(g)                                 Investment Representations; Registration. The Grantee hereby makes the covenants, representations and warranties and set forth on Exhibit B attached hereto. All of such covenants, warranties and representations shall survive the execution and delivery of this Agreement by the Grantee. The Partnership will have no obligation to register under the Securities Act any OPP Units or any other securities issued pursuant to this Agreement or upon conversion or exchange of OPP Units. The Grantee agrees that any resale of the Common Shares received upon the exchange of Units into which OPP Units may be converted shall not occur during the “blackout periods” forbidding sales of Company securities, as set forth in the then applicable Company employee manual or insider trading policy. In addition, any resale shall be made in compliance with the registration requirements of the Securities Act or an applicable exemption therefrom, including, without limitation, the exemption provided by Rule 144 promulgated thereunder (or any successor rule).

(h)                                 Section 83(b) Election. In connection with each separate issuance of OPP Units under this Award pursuant to Section 3 hereof the Grantee hereby agrees to make an election to include in gross income in the year of transfer the applicable Award OPP Units pursuant to Section 83(b) of the Code substantially in the form attached hereto as Exhibit C and to supply the necessary information in accordance with the regulations promulgated thereunder.

(i)                                     Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

(j)                                     Governing Law. This Agreement is made under, and will be construed in accordance with, the laws of State of New York, without giving effect to the principles of conflict of laws of such State.

(k)                                  No Obligation to Continue Position as an Employee, Consultant or Advisor. Neither the Company nor any affiliate is obligated by or as a result of this Agreement to continue to have the Grantee as an employee, consultant or advisor and this Agreement shall not interfere in any way with the right of the Company or any affiliate to terminate the Grantee’s service relationship at any time.

(l)                                     Notices. Any notice to be given to the Company shall be addressed to the Secretary of the Company at 888 Seventh Avenue, New York, New York 10019 and any notice to be given the Grantee shall be addressed to the Grantee at the Grantee’s address as it appears on the employment records of the Company, or at such other address as the Company or the Grantee may hereafter designate in writing to the other.

(m)                               Withholding and Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Grantee for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to this Award, the Grantee will pay to the Company or, if appropriate, any of its affiliates, or make arrangements satisfactory to the Committee regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.

(n)                                 Headings. The headings of paragraphs hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

(o)                                 Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

(p)                                 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the Company and the Partnership, on the one hand, and any successors to the Grantee, on the other hand, by will or the laws of descent and distribution, but this Agreement shall not otherwise be assignable or otherwise subject to hypothecation by the Grantee.

(q)                                 409A. This Agreement shall be construed, administered and interpreted in accordance with a good faith interpretation of Section 409A of the Code. Any provision of this Agreement that is inconsistent with Section 409A of the Code, or that may result in penalties under Section 409A of the Code, shall be amended, with the reasonable cooperation of the Grantee and the Company, to the extent necessary to bring it into compliance with Section 409A of the Code.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Award Agreement to be executed as of the      day of                , 2006.

VORNADO REALTY TRUST

By:
Name:
Title:

VORNADO REALTY L.P.

By: Vornado Realty Trust, its general partner

By:
Name:
Title:

GRANTEE

Name:

EXHIBIT A

FORM OF LIMITED PARTNER SIGNATURE PAGE

The Grantee, desiring to become one of the within named Limited Partners of Vornado Realty L.P., hereby accepts all of the terms and conditions of (including, without limitation, the provisions related to powers of attorney), and becomes a party to, the Agreement of Limited Partnership, dated as of October 20, 1997, of Vornado Realty L.P., as amended (the “Partnership Agreement”). The Grantee agrees that this signature page may be attached to any counterpart of the Partnership Agreement and further agrees as follows (where the term “Limited Partner” refers to the Grantee:

1.                                       The Limited Partner hereby confirms that it has reviewed the terms of the Partnership Agreement and affirms and agrees that it is bound by each of the terms and conditions of the Partnership Agreement, including, without limitation, the provisions thereof relating to limitations and restrictions on the transfer of Partnership Units.

2.                                       The Limited Partner hereby confirms that it is acquiring the Partnership Units for its own account as principal, for investment and not with a view to resale or distribution, and that the Partnership Units may not be transferred or otherwise disposed of by the Limited Partner otherwise than in a transaction pursuant to a registration statement filed by the Partnership (which it has no obligation to file) or that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and all applicable state and foreign securities laws, and the General Partner may refuse to transfer any Partnership Units as to which evidence of such registration or exemption from registration satisfactory to the General Partner is not provided to it, which evidence may include the requirement of a legal opinion regarding the exemption from such registration. If the General Partner delivers to the Limited Partner Common Shares of Beneficial Interest of the General Partner (“Common Shares”) upon redemption of any Partnership Units, the Common Shares will be acquired for the Limited Partner’s own account as principal, for investment and not with a view to resale or distribution, and the Common Shares may not be transferred or otherwise disposed of by the Limited Partner otherwise than in a transaction pursuant to a registration statement filed by the General Partner with respect to such Common Shares (which it has no obligation under the Partnership Agreement to file) or that is exempt from the registration requirements of the Securities Act and all applicable state and foreign securities laws, and the General Partner may refuse to transfer any Common Shares as to which evidence of such registration or exemption from such registration satisfactory to the General Partner is not provided to it, which evidence may include the requirement of a legal opinion regarding the exemption from such registration.

3.                                       The Limited Partner hereby affirms that it has appointed the General Partner, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, in accordance with Section 15.11 of the Partnership Agreement, which section is hereby incorporated by reference. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the Limited Partner and shall extend to the Limited Partner’s heirs, executors, administrators, legal representatives, successors and assigns.

4.                                       The Limited Partner hereby confirms that, notwithstanding any provisions of the Partnership Agreement to the contrary, the Award OPP Units shall not be redeemable by the Limited Partner pursuant to Section 8.6 of the Partnership Agreement.

5.                                       (a)                                  The Limited Partner hereby irrevocably consents in advance to any amendment to the Partnership Agreement, as may be recommended by the General Partner, intended to avoid the Partnership being treated as a publicly-traded partnership within the meaning of Section 7704 of the Internal Revenue Code, including, without limitation, (x) any amendment to the provisions of Section 8.6 of the Partnership Agreement intended to increase the waiting period between the delivery of a Notice of Redemption and the Specified Redemption Date and/or the Valuation Date to up to sixty (60) days or (y) any other amendment to the Partnership Agreement intended to make the redemption and transfer provisions, with respect to certain redemptions and transfers, more similar to the provisions described in Treasury Regulations Section 1.7704-1(f).

(b)                                 The Limited Partner hereby appoints the General Partner, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to execute and deliver any amendment referred to in the foregoing paragraph 5(a) on the Limited Partner’s behalf. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the Limited Partner and shall extend to the Limited Partner’s heirs, executors, administrators, legal representatives, successors and assigns.

6.                                       The Limited Partner agrees that it will not transfer any interest in the Partnership Units (x) through (i) a national, non-U.S., regional, local or other securities exchange, (ii) PORTAL or (iii) an over-the-counter market (including an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise) or (y) to or through (a) a person, such as a broker or dealer, that makes a market in, or regularly quotes prices for, interests in the Partnership or (b) a person that regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to any interests in the Partnership and stands ready to effect transactions at the quoted prices for itself or on behalf of others.

7.                                       The Limited Partner acknowledges that the General Partner shall be a third party beneficiary of the representations, covenants and agreements set forth in Sections 4 and 6 hereof. The Limited Partner agrees that it will transfer, whether by assignment or otherwise, Partnership Units only to the General Partner or to transferees that provide the Partnership and the General Partner with the representations and covenants set forth in Sections 4 and 6 hereof.

8.                                       This Acceptance shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Signature Line for Limited Partner:

Name:
Date:	, 2006

Address of Limited Partner:

EXHIBIT B

GRANTEE’S COVENANTS, REPRESENTATIONS AND WARRANTIES

The Grantee hereby represents, warrants and covenants as follows:

(a)                                  The Grantee has received and had an opportunity to review the following documents (the “Background Documents”):

(i)                                     The Company’s latest Annual Report to Stockholders;

(ii)                                  The Company’s Proxy Statement for its most recent Annual Meeting of Stockholders;

(iii)                               The Company’s Report on Form 10-K for the fiscal year most recently ended;

(iv)                              The Company’s Form 10-Q, if any, for the most recently ended quarter filed by the Company with the Securities and Exchange Commission since the filing of the Form 10-K described in clause (iii) above;

(v)                                 Each of the Company’s Current Report(s) on Form 8-K, if any, filed since the end of the fiscal year most recently ended for which a Form 10-K has been filed by the Company;

(vi)                              The Partnership Agreement;

(vii)                           The Stock Plan; and

(viii)                        The Company’s Declaration of Trust, as amended.

The Grantee also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Partnership prior to the determination by the Partnership of the suitability of the Grantee as a holder of OPP Units shall not constitute an offer of OPP Units until such determination of suitability shall be made.

(b)                                 The Grantee hereby represents and warrants that

(i)                                     The Grantee either (A) is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), or (B) by reason of the business and financial experience of the Grantee, together with the business and financial experience of those persons, if any, retained by the Grantee to represent or advise him with respect to the grant to him of OPP Units, the potential conversion of OPP Units into Class A Units of the Partnership (“Common Units”) and the potential redemption of such Common Units for the Company’s Common Shares (“REIT Shares”), has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that the Grantee (I) is capable of evaluating the merits and risks of an investment in the Partnership and potential investment in the Company and of making an informed investment decision, (II)

is capable of protecting his own interest or has engaged representatives or advisors to assist him in protecting his interests, and (III) is capable of bearing the economic risk of such investment.

(ii)                                  The Grantee understands that (A) the Grantee is responsible for consulting his own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Grantee is or by reason of the award of OPP Units may become subject, to his particular situation; (B) the Grantee has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Grantee provides services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Grantee believes to be necessary and appropriate to make an informed decision to accept this Award of OPP Units; and (D) an investment in the Partnership and/or the Company involves substantial risks. The Grantee has been given the opportunity to make a thorough investigation of matters relevant to the OPP Units and has been furnished with, and has reviewed and understands, materials relating to the Partnership and the Company and their respective activities (including, but not limited to, the Background Documents). The Grantee has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Grantee to verify the accuracy of information conveyed to the Grantee. The Grantee confirms that all documents, records, and books pertaining to his receipt of OPP Units which were requested by the Grantee have been made available or delivered to the Grantee. The Grantee has had an opportunity to ask questions of and receive answers from the Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the OPP Units. The Grantee has relied upon, and is making its decision solely upon, the Background Documents and other written information provided to the Grantee by the Partnership or the Company.

(iii)                               The OPP Units to be issued, the Common Units issuable upon conversion of the OPP Units and any REIT Shares issued in connection with the redemption of any such Common Units will be acquired for the account of the Grantee for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Grantee’s right (subject to the terms of the OPP Units, the Stock Plan and this Agreement) at all times to sell or otherwise dispose of all or any part of his OPP Units, Common Units or REIT Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his assets being at all times within his control.

(iv)                              The Grantee acknowledges that (A) neither the OPP Units to be issued, nor the Common Units issuable upon conversion of the OPP Units, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such OPP Units or Common Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Partnership and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Grantee contained herein, (C) such OPP Units or Common Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such OPP Units and Common Units and (E) neither the Partnership nor the Company has any obligation or intention to register such OPP Units or the Common Units issuable upon conversion of the OPP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except, that, upon the redemption of the Common Units for REIT Shares, the Company may issue such REIT Shares under the Stock Plan and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (I) the Grantee is eligible to receive such REIT Shares under the Stock Plan at the time of such issuance, (II) the Company has filed a Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such REIT Shares and (III) such Form S-8 is effective at the time of the issuance of such REIT Shares. The Grantee hereby acknowledges that because of the restrictions on transfer or assignment of such OPP Units acquired hereby and the Common Units issuable upon conversion of the OPP Units which are set forth in the Partnership Agreement or this Agreement, the Grantee may have to bear the economic risk of his ownership of the OPP Units acquired hereby and the Common Units issuable upon conversion of the OPP Units for an indefinite period of time.

(v)                                 The Grantee has determined that the OPP Units are a suitable investment for the Grantee.

(vi)                              No representations or warranties have been made to the Grantee by the Partnership or the Company, or any officer, director, shareholder, agent, or affiliate of any of them, and the Grantee has received no information relating to an investment in the Partnership or the OPP Units except the information specified in paragraph (b) above.

(c)                                  So long as the Grantee holds any OPP Units, the Grantee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of OPP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code, applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.

(d)                                 The Grantee hereby agrees to make an election under Section 83(b) of the Code with respect to the OPP Units awarded hereunder, and has delivered with this Agreement a completed, executed copy of the election form attached hereto as Exhibit C. The Grantee agrees to file the election (or to permit the Partnership to file such election on the Grantee’s behalf) within thirty (30) days after the award of the OPP Units hereunder with the IRS Service Center at which such Grantee files his personal income tax returns, and to file a copy of such election with the Grantee’s U.S. federal income tax return for the taxable year in which the OPP Units are awarded to the Grantee.

(e)                                  The address set forth on the signature page of this Agreement is the address of the Grantee’s principal residence, and the Grantee has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such residence is sited.

EXHIBIT C

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF

TRANSFER OF PROPERTY PURSUANT TO SECTION 83(B)

OF THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.                                       The name, address and taxpayer identification number of the undersigned are:

Name:                                                                   (the “Taxpayer”)

Address:

Social Security No./Taxpayer Identification No.:

2.                                       Description of property with respect to which the election is being made:

The election is being made with respect to                         OPP Units in Vornado Realty L.P. (the “Partnership”).

3.                                       The date on which the OPP Units were transferred is                    , 2006. The taxable year to which this election relates is calendar year 2006.

4.                                       Nature of restrictions to which the OPP Units are subject:

(a)                                  With limited exceptions, until the OPP Units vest, the Taxpayer may not transfer in any manner any portion of the OPP Units without the consent of the Partnership.

(b)                                 The Taxpayer’s OPP Units vest in accordance with the vesting provisions described in the Schedule attached hereto. Unvested OPP Units are forfeited in accordance with the vesting provisions described in the Schedule attached hereto.

5.                                       The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the OPP Units with respect to which this election is being made was $0 per OPP Unit.

6.                                       The amount paid by the Taxpayer for the OPP Units was $0 per OPP Unit.

7.                                       A copy of this statement has been furnished to the Partnership and Vornado Realty Trust.

Dated:

Name:

SCHEDULE TO EXHIBIT C

Vesting Provisions of OPP Units

The OPP Units are subject to time-based and performance-based vesting with the final vesting percentage equaling the product of the time-based vesting percentage and the performance-based vesting percentage. Performance-based vesting will be from 0-100% based on Vornado Realty Trust’s (the “Company’s”) per-share total return to shareholders for the period from March 15, 2006 to March 14, 2009 (or earlier in certain circumstances). Under the time-based vesting hurdles, thirty-three and one-third percent (33.34%) of the OPP Units will vest on the last day of the performance period (March 14, 2009) and thirty-three and one-third percent (33.33%) of the remaining OPP Units will vest on each of the first and second anniversaries thereof, provided that the Taxpayer remains an employee of the Company through such dates, subject to acceleration in the event of certain extraordinary transactions or termination of the Taxpayer’s service relationship with the Company under specified circumstances. Unvested OPP Units are subject to forfeiture in the event of failure to vest based on the passage of time or the determination of the performance-based percentage.

SCHEDULE A TO 2006 OUTPERFORMANCE PLAN AWARD AGREEMENT

Date of Award Agreement:
Name of Grantee:
Participation Percentage:	%
Number of OPP Units Subject to Grant:
Grant Date:

Initials of Company representative:

Initials of Grantee: